EXHIBIT 99.1

                                  William Tay
                        305 Madison Avenue, Suite 1166
                              New York, NY 10165


June 26, 2007

TO:     AMALGAMATED ACQUISITION CORP.
        ATTN: MR. WANG XIAO PENG

AND TO: THE DIRECTORS THEREOF


                              RESIGNATION LETTER

Dear Sirs:

I hereby resign as Director, President, Secretary and Treasurer of Amalgamated Acquisition Corp., a Delaware corporation (the "Company"), effective as of the date hereof, or as soon as Wang Xiao Peng takes office.

My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Further, I confirm that I have no claim against the Company whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Yours faithfully,


/s/ William Tay
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William Tay